                                                                      Exhibit 11


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
STATEMENT RE: COMPUTATIONS OF PER SHARE EARNINGS
------------------------------------------------------------------------------------------------------------------
(Amounts in thousands except per share data)

                                                                               For the Quarter Ended September 30,
                                                                                  2000                     1999
                                                                               ---------                ----------
Numerator:
 Net income available to common shareholders                                    $(13,332)                $17,939
 Less adjustment for gain (loss) on sales of investments in
  rental properties available to common shareholders                              32,711                       -
                                                                                --------                 -------
Numerator for basic earnings per share income from continuing
 operations available to common shareholders                                      19,379                  17,939

Effect of dilutive securities:
 Minority interest in income convertible into common shares                        1,060                   1,198
                                                                                --------                 -------
Numerator for diluted earnings per share                                        $ 20,439                 $19,137
                                                                                ========                 =======

Denominator:
 Denominator for basic earnings per share - weighted average
  shares                                                                          45,250                  44,680
 Effect of dilutive securities:
  Weighted average convertible operating company units                             2,620                   3,060
  Stock options                                                                      640                     120
                                                                                --------                 -------
 Dilutive potential common shares                                                  3,260                   3,180
                                                                                --------                 -------
 Denominator for diluted earnings per share adjusted for
  weighted average shares and assumed conversion                                  48,510                  47,860
                                                                                ========                 =======


 Basic earnings per share excluding gain (loss) on sale                         $   0.43                 $  0.40
                                                                                ========                 =======
 Diluted earnings per share excluding gain (loss) on sale                       $   0.42                 $  0.40
                                                                                ========                 =======


                                                                               For the Nine Months Ended September 30,
                                                                                   2000                     1999
                                                                               ------------             --------------
Numerator:
 Net income available to common shareholders                                    $  23,860                $50,317
 Less adjustment for gain (loss) on sales of investments in
  rental properties available to common shareholders                               32,711                    (54)
                                                                                ---------                -------
Numerator for basic earnings per share income from continuing
 operations available to common shareholders                                       56,571                 50,263

Effect of dilutive securities:
 Minority interest in income convertible into common shares                         3,631                  3,659
                                                                                ---------                -------
Numerator for diluted earnings per share                                        $  60,202                $53,922
                                                                                =========                =======

Denominator:
 Denominator for basic earnings per share - weighted average
  shares                                                                           44,990                 44,500
 Effect of dilutive securities:
  Weighted average convertible operating company units                              2,860                  3,120
  Stock options                                                                       310                    120
                                                                                ---------                -------
 Dilutive potential common shares                                                   3,170                  3,240
                                                                                ---------                -------
 Denominator for diluted earnings per share adjusted for
  weighted average shares and assumed conversion                                   48,160                 47,740
                                                                                =========                =======

 Basic earnings per share excluding gain (loss) on sale                         $    1.26                $  1.13
                                                                                =========           ============
 Diluted earnings per share excluding gain (loss) on sale                       $    1.25                $  1.13
                                                                                =========           ============
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